Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-202757) of TerraForm Power, Inc. of our report dated June 13, 2014, with respect to the consolidated financial statements of Imperial Valley Solar 1 Holdings II, LLC, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

McLean, Virginia

March 30, 2015